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                                                                    EXHIBIT 99.3

                       FORD MOTOR COMPANY CAPITAL TRUST I

                             OFFER TO EXCHANGE ITS

             9% TRUST ORIGINATED PREFERRED SECURITIES(SM) ("TOPRS(SM)")

         (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY AND GUARANTEED TO THE EXTENT SET FORTH IN THE PROSPECTUS BY FORD MOTOR COMPANY)

          FOR UP TO 44,600,000 OUTSTANDING SERIES B DEPOSITARY SHARES (CUSIP 345 370 407), EACH REPRESENTING 1/2,000 OF A SHARE OF
                      SERIES B CUMULATIVE PREFERRED STOCK

                                       OF

                               FORD MOTOR COMPANY


                                                                          , 1995



To Brokers, Dealers, Commercial

Banks, Trust Companies and

Other Nominees:



     We have been appointed by Ford Motor Company, a Delaware corporation ("Ford"), and Ford Motor Company Capital Trust I, a Delaware statutory business trust (the "Trust"), to act as Dealer Managers in connection with the offer by the Trust to exchange, upon the terms and subject to the conditions set forth in the Prospectus referred to below and the related Letter of Transmittal (which together constitute the "Offer"), its 9% Trust Originated Preferred Securities(SM) ("TOPrS(SM)") (the "Preferred Securities") for up to 44,600,000 Series B Depositary Shares (the "Depositary Shares"), each representing
1/2,000 of a share of Series B Cumulative Preferred Stock of Ford, that are validly tendered and accepted for exchange pursuant to the Offer. In connection with the Offer, Ford will deposit in the Trust as trust assets its 9% Junior Subordinated Debentures due 2025 as set forth in the Prospectus referred to below.


     Pursuant to the Offer, exchanges will be made on the basis of one Preferred Security for each Depositary Share validly tendered and accepted for exchange in the Offer. Depositary Shares not accepted for exchange because of proration will be returned.

     The Trust will accept for exchange all Depositary Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration described in the
Prospectus dated             , 1995 (the "Prospectus").

     For your information and for forwarding to your clients for whom you hold Depositary Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

     1. Prospectus;

     2. Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

     3. Notice of Guaranteed Delivery to be used to accept the Offer if the Depositary Shares and all other required documents cannot be delivered to the Exchange Agent by the Expiration Date (as defined in the Prospectus), or the book-entry transfer of the Depositary Shares cannot be completed by the Expiration Date;
---------------
(SM) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.

     4. A form of letter that may be sent to your clients for whose accounts you hold Depositary Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions and designation of Soliciting Dealer with regard to the Offer;

     5. A letter from the Chairman of Ford to holders of Depositary Shares that may be sent to your clients;

     6. A Question and Answers pamphlet that may be sent to your clients; and


     7. A return envelope addressed to Chemical Bank, the Exchange Agent.


     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.


     THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 7, 1995, UNLESS THE OFFER IS EXTENDED.


     NEITHER THE BOARD OF DIRECTORS OF FORD, FORD, THE TRUSTEES NOR THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF DEPOSITARY SHARES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING IN THE OFFER. HOLDERS OF DEPOSITARY SHARES ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

     Ford will pay a solicitation fee of $0.50 per Depositary Shares for any Depositary Shares validly tendered and accepted for exchange and exchanged pursuant to the Offer and covered by a Letter of Transmittal which designates, as having solicited and obtained the tender, the name of (i) any broker or dealer in securities, including each Dealer Manager in its capacity as a broker or dealer, which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company (each of which is referred to herein as a "Soliciting Dealer"). No solicitation fee shall be payable to a Soliciting Dealer with respect to the tender of Depositary Shares by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer as such in the box captioned "Solicited Tenders".

     If tendered Depositary Shares are being delivered by book-entry transfer made to an account maintained by the Exchange Agent with The Depository Trust Company, Midwest Securities Trust Company or Philadelphia Depository Trust Company, the Soliciting Dealer must return a Notice of Solicited Tenders to the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date in order to receive a solicitation fee. Such Notice of Solicited Tenders is attached hereto on page 4. No solicitation fee shall be payable to a Soliciting Dealer in respect of Depositary Shares (i) beneficially owned by such Soliciting Dealer or (ii) registered in the name of such Soliciting Dealer unless such Depositary Shares are held by such Soliciting Dealer as nominee and such Depositary Shares are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or the Notice of Solicited Tenders. No solicitation fee shall be payable to the Soliciting Dealer with respect to the tender of Depositary Shares by the holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer.


     No solicitation fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer any portion of such fee to a tendering holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Ford, the Trust, the Trustees, the Exchange Agent, the Information Agent or the Dealer Managers for purposes of the Offer.


     Ford will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. Ford will pay all stock transfer taxes applicable to the acceptance of Depositary Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

     Soliciting Dealers should take care to ensure proper record-keeping to document their entitlement to any solicitation fee.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the undersigned at the addresses and telephone numbers set forth on the back cover of the Prospectus.

                                                  Very truly yours,

                                                 MERRILL LYNCH & CO.
                                              DEAN WITTER REYNOLDS INC.
                                              A.G. EDWARDS & SONS, INC.
                                                 GOLDMAN, SACHS & CO.
                                                   LEHMAN BROTHERS
                                               PAINEWEBBER INCORPORATED
                                                  SMITH BARNEY INC.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF FORD, THE TRUST, THE TRUSTEES OF THE TRUST, THE DEALER MANAGERS, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                          NOTICE OF SOLICITED TENDERS

     List below the number of Depositary Shares whose tender you have solicited. All Depositary Shares beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the tables below. Any questions as to what constitutes beneficial ownership should be directed to the Exchange Agent. If the space below is inadequate, list the Depositary Shares on a separate signed schedule and affix the list to this Notice of Solicited Tenders. PLEASE DO NOT COMPLETE THE SECTIONS OF THE TABLE HEADED "TO BE COMPLETED ONLY BY EXCHANGE AGENT".

     ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO THE EXCHANGE AGENT WITHIN THREE NYSE TRADING DAYS AFTER THE EXPIRATION DATE AT THE ADDRESS SET FORTH ON THE BACK COVER OF THE PROSPECTUS. ALL QUESTIONS CONCERNING THE NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO THE INFORMATION AGENT AT THE TELEPHONE NUMBER SET FORTH ON THE BACK COVER OF THE PROSPECTUS.

                                                  TO BE            TO BE                             TO BE
                                                COMPLETED        COMPLETED          TO BE          COMPLETED
                                                  BY THE           BY THE         COMPLETED         ONLY BY
                                                SOLICITING       SOLICITING        ONLY BY         EXCHANGE
                                                  DEALER           DEALER       EXCHANGE AGENT       AGENT
                                             ----------------    ----------    ----------------    ---------
                                             NUMBER OF SHARES    VOI TICKET    NUMBER OF SHARES    FEE $0.50
            BENEFICIAL OWNERS                    TENDERED         NUMBER*          ACCEPTED        PER SHARE
------------------------------------------   ----------------    ----------    ----------------    ---------
Beneficial Owner No. 1....................
                                                 -------         ----------        -------         ---------
Beneficial Owner No. 2....................
                                                 -------         ----------        -------         ---------
Beneficial Owner No. 3....................
                                                 -------         ----------        -------         ---------
Beneficial Owner No. 4....................
                                                 -------         ----------        -------         ---------
Beneficial Owner No. 5....................
                                                 -------         ----------        -------         ---------
     Total................................
                                                 -------         ----------        -------         ---------

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* Complete if Depositary Shares delivered by book-entry transfer.

     All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Exchange Agent, in its sole discretion, which determination will be final and binding. Neither the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

     The undersigned hereby confirms that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Prospectus; (iii) in soliciting tenders of Depositary Shares, it has used no soliciting materials other than those furnished by Ford or the Trust; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations outside the United States to the same extent as though it were an NASD member.

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Printed Firm Name                               Address
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Authorized Signature                            Attention
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Area Code and Telephone Number                  City, State, Zip Code

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